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                                                                      EXHIBIT 21

                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

     At December 31, 1999, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

      NAME OF                        STATE/COUNTRY OF      PERCENT
    SUBSIDIARY                        INCORPORATION       OWNERSHIP
    ----------                       ----------------     ---------
Cognex Technology and Investment
  Corporation                         California             100%

Cognex Canada Technology, Inc.        California             100%

Cognex Foreign Sales Corporation      Barbados               100%

Vision Drive, Inc.                    Delaware               100%

Cognex K.K.                           Japan                  100%

Cognex Europe, b.v.                   Netherlands            100%

Cognex Europe, Inc.                   Delaware               100%

Cognex International, Inc.            Delaware               100%

Cognex Germany, Inc.                  Massachusetts          100%

Cognex Singapore, Inc.                Delaware               100%

Cognex Korea, Inc.                    Delaware               100%

Cognex Taiwan, Inc.                   Delaware               100%

Cognex Canada, Inc.                   Delaware               100%